Exhibit 10.12

SIXTH EDITION 2012 (4)

DEED OF LEASE

GENERAL address of the premises:

All that land and buildings contained in Certificate of Title 264885 (North Auckland Registry), being Lot 4 Deposited Plan 365252 and known as 25 Levene Place, Mt Wellington, Auckland

DATE: 8 March 2018

LANDLORD:

Kawatiri Properties Limited (company number 654236)

TENANT:

Rocket Lab Limited (company number 1835428)

THE LANDLORD leases to the Tenant and the Tenant takes on lease the premises and the car parks (if any) described in the First Schedule together with the right to use the common areas of the property for the term from the commencement date and at the annual rent (subject to review if applicable) as set out in the First Schedule.

THE LANDLORD AND TENANT covenant as set out in the First, Second and Third Schedules.

SIXTH EDITION 2012 (4)

SIGNED by the Landlord *
Kawatiri Properties Limited

in the presence of:	/s/ Diana Greenville Struthers
Signature of Landlord

/s/ Christopher Robert Darlow	Diana Grenville Struthers
Witness Signature	Print Full Name (for a company specify position: Director/Attorney/Authorised Signatory)

Christopher Robert Darlow
Witness Name

Solicitor	/s/ John Bradley Struthers
Witness Occupation	Signature of Landlord

Auckland	John Bradley Struthers
Witness Address	Print Full Name (for a company specify position: Director/Attorney/Authorised Signatory)

SIGNED by the Tenant *	/s/ Peter Joseph Beck
Rocket Lab Limited	Signature Tenant

in the presence of:	Peter Joseph Beck
Print Full Name (for a company specify position: Director/Attorney/Authorised Signatory)

/s/ Shaun Keith O’Donnell
Witness Signature

Shaun Keith O’Donnell
Witness Name

VP
Witness Occupation	Signature of Tenant

69 Pine Street, Mt. Eden, Auckland
Witness Address	Print Full Name (for a company specify position: Director/Attorney/Authorised Signatory)

*	If appropriate, add:

“by its director(s)” OR “by its duty appointed attorney”

Note:	Signing by a company – please refer to the note on page

SIXTH EDITION 2012 (4)

*	If appropriate, add:

“by its director(s)” OR “by its duly (appointed attorney”

Note:	Signing by a company—to ensure that this document binds the company as a deed, it must be signed in accordance with section 180 of the Companies Act 1993.
If two directors sign, no witnessing Is necessary.
If only one director or a director arid authorised signatory(ies) or attorney(ies) sign, signatures must be witnessed.

SIXTH EDITION 2012 (4)

FIRST SCHEDULE

1.	PREMISES:	AU that land and buildings contained in Certificate of Title 264885 (North Auckland Registry), being Lot 4 Deposited Plan 365252 and known as 25 Levene Place, Mt Wellington, Auckland

2.	CAR PARKS:	Included

3.	TERM:	Six (6) years

4.	COMMENCEMENT DATE:	1st day of May 2018

5.	RIGHTS OF RENEWAL:	One (1) further right of renewal of four (4) years

6.	RENEWAL DATES:	1 May 2024

7.	FINAL EXPIRY DATE:	30 April 2028

8	Annual Rent : (Subject to review if applicable)	Premises	$1,205,055.00	plus GST
		Car Parks	$—	plus GST
		TOTAL	$1,205,055.00	plus GST

9.	MONTHLY RENT:		$100,421.25	plus GST

10.	RENT PAYMENT DATES:	The 1st—day of each month commencing on the 1st day of May 2018

11.

RENT REVIEW DATES:

(Specify review type and insert dates for initial term, renewal dates and renewal terms. Unless dates are specified there will be no reviews. Where there is a conflict in dates, the market rent review date will apply.)

1. Market rent review dates: Renewal Date 1 May 2024 AND 2. Other rent review dates: See Further Terms clause 52 and additional clauses 2.7 to 2.10 additions to the Second Schedule terms.

12.	DEFAULT INTEREST RATE: (subclause 5.1)	14 % per annum

13.	BUSINESS USE: (subclause 16.1)	Industrial or any use permitted under the relevant district plan

SIXTH EDITION 2012 (4)

14	LANDLORD’S INSURANCE: (subclause 23.1) (Delete or amend extent of cover as appropriate)

(1)   Cover for the building against damage and destruction by fire, flood, explosion, lightning, storm, earthquake, and volcanic activity; on the following basis:

(a)   Full replacement and reinstatement (including loss damage or destruction of windows and other glass);

(2)   Cover for the following additional risks:

(a)   (i) 12 months

indemnity in respect of consequential loss of rent and outgoings.

(b)   Loss damage or destruction of any of the Landlord’s fixtures fittings and chattels.

(c)   Public liability

15	NO ACCESS PERIOD: (subclause 27.6) (Delete option (1) and complete option (2) if required. If option (1) is not deleted and option	(1) 9 months

16	PROPORTION OF OUTGOINGS: (subclause 3.1)	100 % which at commencement fate is estimated to be $166,154.00 Plus GST per annum

18	OUTGOING (clause 3)

(1)	Rates or levies payable to any local or territorial authority.
(2)	Charges for water, gas, electricity, telecommunications and other utilities or services, including line charges.
(3)	Rubbish collection and recycling charges.
(4)	New Zealand Fire Service charges and the maintenance charges in respect of all fire detection and fire fighting equipment.
(5)	Any insurance excess (but not exceeding $2,000) in respect of a claim and insurance premiums and related valuation fees (subject to subclause 23.2).
(6)	Service contract charges for air conditioning, lifts, other building services and security services.
(7)

Cleaning, maintenance and repair charges including charges for repainting, decorative repairs and the maintenance and repair of building services to the extent that such charges do not comprise part of the cost of a service maintenance contract, but excluding charges for structural repairs to the building (minor repairs to the roof of the building shall not be a structural repair), repairs due to defects in design or construction, inherent defects in the building and renewal or replacement of building services.

(8)	The provisioning of toilets and other shared facilities.
(9)	The cost of maintenance of lawns, gardens and planted areas including plant hire and replacement, and the cost of repair of fences.
(10)	Yard and car parking area maintenance and repair charges but excluding charges for repaving or resealing.

SIXTH EDITION 2012 (4)

(11)	Body Corporate charges for any insurance premiums under any insurance policy effected by the Body Corporate and related valuation fees and reasonable management administration expenses.
(12)	Management expenses (subject to subclause 3.7).
(13)

The costs incurred and payable by the Landlord in supplying to the territorial authority a building warrant of fitness and obtaining reports as required by sections 108 and 110 of the Building Act 2004 but excluding the costs of upgrading or other work to make the building comply with the Building Act 2004.

SIXTH EDITION 2012 (4)

SECOND SCHEDULE

TENANT’S PAYMENTS

Rent

1.1

The Tenant shall pay the annual rent by equal monthly payments in advance (or as varied pursuant to any rent review) on the rent payment dates. The first monthly payment (together with rent calculated on a daily basis for any period from the commencement date of the term to the first rent payment date) shall be payable on the first rent payment date. All rent shall be paid without any deductions or set-off by direct payment to the Landlord or as the Landlord may direct.

Market Rent Review

2.1	The annual rent payable as from each market rent review date (except for a market rent review date that is a renewal date) shall be determined as follows:

(a)

Either party may not earlier than 3 months prior to a market rent review date and not later than the next rent review date (regardless of whether the next rent review date is a market or CPI rent review date) give written notice to the other party specifying the annual rent proposed as the current market rent as at the relevant market rent review date.

(b)

If the party receiving the notice (“the Recipient”) gives written notice to the party giving the notice (“the Initiator) within 20 working days after service of the Initiator’s notice disputing the annual rent proposed and specifying the annual rent proposed by the Recipient as the current market rent, then the new rent shall be determined in accordance with subclause 2.2.

(c)

If the Recipient fails to give such notice (time being of the essence) the Recipient shall be deemed to have accepted the annual rent specified in the Initiator’s notice and the extension of time for commencing arbitration proceedings contained in the Arbitration Act 1996 shall not apply.

(d)

Notwithstanding any other provision of this clause, the annual rent payable as from the relevant market rent review date shall not be less than the annual rent payable for the 12 months immediately receding the relevant rent review date.

(e)

The annual rent agreed, determined or imposed pursuant to subclause 2.1 shall be the annual rent payable as from the relevant market rent review date, or the date of service of the Initiator’s notice if such notice is served later than 3 months after the relevant market rent review date but subject to subclause 2.3 and 2.4.

(f)	The market rent review at the option of either party may be recorded in a deed.

Rent Determinations

2.2

Immediately following service of the Recipient’s notice on the Initiator, the parties shall endeavour to agree upon the current market rent, but if agreement is not reached within 10 working days then the new rent may be determined either

(a)	By one party giving written notice to the other requiring the new rent to be determined by arbitration; or

SIXTH EDITION 2012 (4)

(b)	If the parties so agree by registered valuers acting as Experts and not as arbitrators as follows:

(1)	Each party shall appoint a valuer and give written notice of the appointment to the other party within 20 working days of the parties agreeing to so determine the new rent. ‘

(2)

If the party receiving a notice fails to appoint a valuer within the 20 working day period then the valuer appointed by the other party shall determine the new rent arid such determination shall be binding on both parties.

(3)

The valuers appointed before commencing their, determination shrill appoint a third expert who need not be a registered valuer. If the parties cannot agree on the third expert, the appointment shall be made on the application of either party by the president or vice president for the time being of The New Zealand Institute of Valuers.

(4)	The valuers appointed by the parties shall determine the current: market rent of the premises but if they fail to agree then the rent shall be determined by the third expert.

(5)

Each party shall be given the opportunity to make .written or oral representations subject to such reasonable time and other limits as the valuers or the third expert may prescribe and they shall have regard to any of the representations but not be bound by them.

(6)

The parties shall jointly and severalty indemnify the third expert for their costs. As between the parties, they will share the costs equally. A party may pay the other party’s share of the costs and recover the payment on demand from the other party.

(7)	If the parties agree, they may release the third expert from liability for negligence in acting as third expert in accordance with this subclause 2.2.

When the new rent has been determined the person or persons determining it shall give written notice of it to the parties. The notice shall provide as to how the costs of the determination shall be borne and it shall be binding on the parties.

Interim Market Rent

2.3

Pending determination of the new rent, the Tenant shall from the relevant market rent review date, or the date of service of the Initiator’s notice if the notice is served later than 3 months after the relevant market rent review date, until the determination of the new rent pay an interim rent as follows:

(a)	if both parties supply a registered valuer’s certificate substantiating the new rents proposed, the interim rent payable shall be half way between the new rents proposed by the parties; or

(b)	if only one party supplies a registered valuer’s certificate, the interim rent payable shall be the rent substantiated by the certificate; or

(c)

if no registered valuer’s certificates are supplied, the interim rent payable shall be the rent payable immediately prior to the relevant market rent review date, but in no circumstances shall the interim rent be less than the rent payable for the 12 months immediately preceding the relevant rent review date.

SIXTH EDITION 2012 (4)

The interim rent shall be payable with effect from the relevant market rent review date, or the date of service of the Initiator’s notice if the notice is served later than 3 months after the relevant market rent review date and, subject to subclause 2.4, shall not be subject to adjustment.

2.4

Upon determination of the new rent, any overpayment shall be applied in payment of the next month’s rent and any amount then remaining shall immediately be refunded to the Tenant. Any shortfall in payment shall immediately be payable by the Tenant.

Outgoings

3.1

The Tenant shall pay the outgoings properly and reasonably incurred in respect of the property which are specified in the First Schedule. Where any outgoing is not separately assessed or levied in respect of the premises then the Tenant shall pay such proportion of it as is specified in the First Schedule or if no proportion is specified then such fair proportion as shall be agreed or failing agreement determined by arbitration.

3.2	The Landlord shall vary the proportion of any outgoing payable to ensure that the Tenant pays a fair proportion of the outgoing.

3.3

If any outgoing is rendered necessary by another tenant of the property or that tenant’s employees, contractors or invitees causing damage to the property or by another tenant failing to comply with that tenant’s leasing obligations, then that outgoing shall not be payable by the Tenant.

3.4	The outgoings shall be apportioned between the Landlord and toe Tenant in respect of periods current at the commencement and termination of the term.

3.5

The outgoings shall be payable on demand or if required by the Landlord by monthly instalments on each rent payment date of a reasonable amount as the Landlord shall determine calculated on an annual basis.* Where any outgoing has not been taken into account in determining the monthly instalments it shall be payable on demand.

3.6

After the 31st March in each year of the term or other date in each year as the Landlord may specify, and after the end of the term, the Landlord shall supply to the Tenant reasonable details of the actual outgoings for the year or period then ended. Any over payment shall be credited or refunded to the Tenant and any deficiency shall be payable to the Landlord on demand.

3.7

Any profit derived by the Landlord and if a company by its shareholders either directly or indirectly from the management of the property shall not comprise part of the management expenses payable as an outgoing.

Goods and Services Tax

4.1

The Tenant shall pay to the Landlord or as the Landlord shall direct the GST payable by the Landlord in respect of the rental and other payments payable by the Tenant under this lease. The GST in respect of the rental shall be payable on each occasion when any rental payment falls due for payment and in respect of any other payment shall be payable upon demand.

4.2

If the Tenant shall make default in payment of the rental or other moneys payable under this lease and the Landlord becomes liable to pay Default GST then the Tenant shall on demand pay to the Landlord the Default GST in addition to interest payable on the unpaid GST under subclause 5.1.

SIXTH EDITION 2012 (4)

Interest on Unpaid Money

5.1

If the Tenant defaults in payment of the rent or other moneys payable under this lease for 10 working days then the Tenant shall pay on demand interest at the default interest rate on the moneys unpaid from the due date for payment to the date of payment.

5.2

Unless a contrary intention appears on the front page or elsewhere in this lease the default interest rate is equivalent to the interest rate charged by the Inland Revenue Department on unpaid tax under the Tax Administration Act 1994 during the period for which the default interest is payable, plus 5 per cent per annum.

Costs

6.1

Each party will pay their own costs of the negotiation and preparation of this lease and any deed recording a rent review or renewal. The Tenant shall pay the Landlord’s reasonable costs incurred in considering any request by the Tenant for the Landlord’s consent to any matter contemplated by this lease, and the Landlord’s legal costs (as between lawyer and client) of and incidental to the enforcement of the Landlord’s rights remedies and powers under this lease.

LANDLORD’S PAYMENTS

Outgoings

7.1

Subject to the Tenant’s compliance with the provisions of clause 3 the Landlord shall pay all outgoings in respect of the property not payable by the Tenant direct. The Landlord shall be under no obligation to minimise any liability by paying any outgoing or tax prior to receiving payment from the Tenant.

MAINTENANCE AND CARE OF PREMISES

Tenant’s Obligations

8.1	The Tenant shall be responsible to:

(a)	Maintain the premises

In a proper and workmanlike manner and to the reasonable requirements of the Landlord keep and maintain the interior of the premises in the same clean order repair and condition as they were in at the commencement date of this lease (or where the lease is renewed, the commencement date of the initial term of this lease) and will at the end or earlier determination of the term quietly yield up the same in the like clean order repair and condition. The premises condition report (if completed) shall be evidence of the condition of the premises at the commencement date of this lease. In each case the Tenant shall not be liable for fair wear and tear arising from reasonable use.

(b)

Breakages and minor replacements Repair or replace glass breakages with glass of the same or better weight and quality, repair breakage or damage to all doors windows light fittings and power points of the premises and replace light bulbs, tubes and power points that wear out with items of the same or better quality and specification.

(c)

Painting Paint and decorate those parts of the interior of the premises which have previously been painted and decorated as at the commencement date of this lease (or where the lease is renewed the commencement date of the initial term of this lease) when they reasonably require repainting and redecoration to a specification as approved by the Landlord such approval not to be unreasonably withheld.

SIXTH EDITION 2012 (4)

(d)

Floor coverings Keep all floor coverings in the premises clean and replace all floor coverings worn or damaged other than by fair wear and tear with floor coverings of the same or better quality, specification and appearance when reasonably required by the Landlord.

(e)

Damage or Loss Make good any damage to the property or loss caused by improper careless or abnormal use by the Tenant or those for whom the Tenant is responsible, to the Landlord’s reasonable requirements.

8.2	Where the Tenant is leasing all of the property, the Tenant shall:

(a)	Care of grounds

Keep any grounds yards and surfaced areas in a dean and tidy condition and maintain any garden or lawn areas in a tidy and cared for condition.

(b)	Water and drainage

Keep and maintain the storm or waste water drainage system including downpipes and guttering dear and unobstructed.

(c)	Other works

Carry out those works maintenance and repairs Tri the property as the Landlord may require in respect of which outgoings are payable by the Tenant.

8.3

Notwithstanding subclause 8.1(a) the Tenant shall not be liable for the. maintenance or repair of any building services but this subclause shall not release the Tenant from any obligation to pay for the cost of any service maintenance contract or charges in respect of the maintenance or repair of the building services if it is an outgoing specified in the First Schedule but only to the extent specified in the First Schedule.

8.4

Notwithstanding any other provision of this lease, the Tenant shall not be liable to repair any inherent defect in the premises nor to pay any outgoings incurred by the Landlord in remedying any inherent defect.

8.5

If the Landlord shall give the Tenant written notice of any failure on the part of the Tenant to comply with any of the requirements of subclauses 8.1 or 8.2 the Tenant shall with all reasonable speed so comply.

Toilets

9.1	The toilets sinks and drains shall be used for their designed purposes only and no substance or matter shall be deposited in them which could damage or block them.

Rubbish Removal

10.1

The Tenant shall regularly cause all of the Tenant’s rubbish and recycling to be removed from the premises and will keep the Tenant’s rubbish bins or containers in a tidy condition. The Tenant will also at the Tenant’s own expense cause to be removed all trade waste boxes and other goods or rubbish not removable in the ordinary course by the local authority.

SIXTH EDITION 2012 (4)

Landlord’s Maintenance

11.1	The Landlord shall keep and maintain the building, all building services and the car parks in good order and repair and weatherproof but the Landlord shall not be liable for any:

(a)	Repair or maintenance which the Tenant is responsible to undertake.

(b)

Want of repair or defect in respect of building services, so long as the Landlord is maintaining a service maintenance contract covering the work to be done, or where the building services have not been supplied by the Landlord.

(c)	Repair or maintenance which is not reasonably necessary for the Tenant’s use and enjoyment of the premises and the car parks.

(d)

Loss suffered by the Tenant arising from any want of repair or defect unless the Landlord shall have received notice in writing of that from the Tenant and has not within a reasonable time after that taken appropriate steps to remedy the same.

11.2

The Landlord shall keep and maintain service maintenance contracts for lilts, air-conditioning and at the Landlord’s option any other building services supplied by the Landlord. Whenever building services cannot be maintained in good order and repair through regular maintenance, the Landlord will if reasonably required replace the services with services of a similar type and quality.

11.3

The Tenant shall be liable to reimburse the Landlord for the cost of any such repair, maintenance or service contract pursuant to subclauses 11.1 and 11 2 if it is an outgoing specified in the First Schedule but only to the extent specified in the First Schedule.

Notification of Defects

12.1

The Tenant shall give to the Landlord prompt written notice of any accident to or defect in the premises of which the Tenant may be aware and in particular in relation to any pipes or fittings used in connection with the water electrical gas or drainage services.

Landlord’s Right of Inspection

13.1

The Landlord and the Landlord’s employees contractors and invitees may at all reasonable times and after having given prior written notice to the Tenant (except in the case of emergencies) enter upon the premises to view their condition.

Landlord may Repair

14.1

If default shall be made by the Tenant in the due and punctual compliance with any repair notice given by the Landlord pursuant to this lease, or if any repairs for which the Tenant is responsible require to be undertaken as a matter of urgency then without prejudice to the Landlord’s other rights and remedies expressed or implied the Landlord may by the Landlord’s employees and contractors with all necessary equipment and material at all reasonable times and on reasonable notice (except in the case of emergencies) enter the premises to execute the works. Any moneys expended by the Landlord in executing the works shall be payable by the Tenant to the Landlord upon demand together with interest on the moneys expended at the default interest rate from the date of expenditure to the date of payment.

SIXTH EDITION 2012 (4)

Access for Works

15.1

The Tenant shall permit the Landlord and the Landlord’s employees and contractors at all reasonable times and on reasonable written notice (except in the case of emergencies) to enter the premises for a reasonable period to inspect and carry out works to the premises or adjacent premises and to install inspect repair renew or replace any services where they are not the responsibility of the Tenant or are required to comply with the requirements of any statutes, regulations, by-law or requirement of any competent authority. All repairs inspections and works shall be carried out with the least possible inconvenience to the Tenant subject to subclauses 15.3 and 15.4.

15.2

If the Tenant’s business use of the premises is materially disrupted because of the Landlord’s works provided for in subclause 15.1, then during the period the works are being canted out a fair proportion of the rent and outgoings shall cease to be payable but without prejudice to the Tenant’s rights if the disruption is due to a breach by the Landlord of the Landlord’s obligation, under subclause 15.1, to cause the least possible inconvenience to the Tenant.

15.3

If in the Landlord’s reasonable opinion, the Landlord requires the Tenant to vacate the whole or part of the premises to enable the works referred to in subclause 15.1 to be carried out, the Landlord may give the Tenant reasonable written notice requiring the Tenant to vacate the whole or part of the premises and specifying a reasonable period for which the Landlord requires possession. On the expiry of the notice the Landlord may take possession of the premises ex’ the part specified in the notice. A fair proportion of the rent and outgoings shall cease to be payable during the period the Tenant vacates the premises as required by the Landlord.

15.4

The Landlord shall act in good faith and have regard to the nature, extent and urgency of the works when exercising the Landlord’s right of access or possession in accordance with subclauses 15.1 and 15.3.

USE OF PREMISES

Business Use

16.1

The Tenant shall not without the prior written consent of the Landlord use or permit the whole or any part of the premises to be used for any use other than the business use. The Landlord’s consent shall not be unreasonably or arbitrarily withheld or delayed in respect of any proposed use which is:

(a)	not in substantial competition with the business of any other occupant of the property which might be affected by the use; and

(b)	reasonably suitable for the premises; and

(c)	compliant with the requirements of the Resource Management Act 1991 .or any other statutory provisions relating to resource management.

If any change in use renders any increased or extra premium payable in respect of any policy or policies of insurance on the premises the Landlord as a condition of granting consent may require the Tenant to pay the increased or extra premium.

16.2

If any change in use requires compliance with sections 114 and 115 of the Building Act 2004 the Landlord, as a condition of granting consent, may require the Tenant to comply with sections 114 arid 115 of the Act and to pay all compliance costs.

SIXTH EDITION 2012 (4)

16.3

If the premises are a retail shop the Tenant shall keep the premises open for business during usual trading hours and fully stocked with appropriate merchandise for the efficient conduct of the Tenant’s business.

Lease of Premises and Car Parks Only

17.1

The tenancy shall relate only to the premises and the car parks (if any) and the Landlord shall at all times be entitled to use occupy and deal with the remainder of the property without reference to the Tenant and the Tenant shall have no rights in relation to it other than the rights of use under this lease.

Neglect of Other Tenant

18.1	The Landlord shall not be responsible to the Tenant for any act or default or neglect of any other tenant of the property.

Signage

19.1

The Tenant shall not affix paint or exhibit or permit to be affixed painted or exhibited any name sign name-plate signboard or advertisement of any description on or to the exterior of the building without the prior approval in writing of the Landlord but approval shall not be unreasonably or arbitrarily withheld or delayed in respect of signage describing the Tenant’s business. If approved the signage shall be secured in a substantial and proper manner so as not to cause any damage to the building or any person and tire Tenant shall at the end or sooner determination of the term remove the signage and make good any damage occasioned in connection with the signage.

Additions, Alterations, Reinstatement and Chattels Removal

20.1

The Tenant shall neither make nor allow to be made any alterations or additions to any part of the premises or alter the external appearance of the building without first producing to the Landlord on every occasion plans and specifications and obtaining the written consent of the Landlord (not to be unreasonably or arbitrarily withheld or delayed) for that purpose. If the Landlord authorises any alterations or additions which are made before the commencement date or during the term of this lease the Tenant will at the Tenant’s own expense if required by the Landlord no later than the end or earlier termination of the term reinstate the premises. Ownership of the alterations or additions that are not removed by the end or earlier termination of the lease may at the Landlord’s election pass to the Landlord without compensation payable to the Tenant. If the Tenant fails to reinstate then any costs incurred by the Landlord in reinstating the premises whether in whole or in part, within 6 months of the end or earlier termination of the term shall be recoverable from the Tenant.

20.2

The Tenant, when undertaking any “building work* to the premises (as that term is defined in the Building Act 2004), shall comply with all statutory requirements including the obtaining of building consents and code compliance certificates pursuant to that Act and shall provide copies of the building consents and code compliance certificates to the Landlord.

20.3

The Tenant may at any time before and will if required by the Landlord no later than the end or earlier termination of the term remove all the Tenants chattels. In addition to the Tenant’s obligations to reinstate the premises pursuant to subclause 20.1 the Tenant will make good at the Tenants own expense all resulting damage and if the chattels are not removed by the end or earlier termination of the term ownership of the chattels may at the Landlord’s election pass to the Landlord or the Landlord may remove them from the premises and forward them to a refuse collection centre. Where subclause 27.5 applies, the time by which the Tenant must remove the chattels and to make good all resulting damage will be extended to 5 working days after access to the premises is available.

SIXTH EDITION 2012 (4)

20.4

The cost of making good resulting damage and the cost of removal of the Tenant’s chattels shall be recoverable from the Tenant and the Landlord shall not be liable to pay any compensation nor be liable for any loss suffered by the Tenant.

Compliance with Statutes and Regulations

21.1

The Tenant shall comply with the provisions of all statutes, ordinances, regulations and by-laws relating to the use of the premises by the Tenant or other occupant and will also comply with the provisions of all licenses, requisitions and notices issued by any competent authority in respect of the premises or their use by the Tenant or other occupant provided that:

(a)

The Tenant shall not be required to make any structural repairs alterations or additions nor to replace or install any plant or equipment except where required by reason of the particular nature of the business canted on by the Tenant or other occupant of the premises or the number or sex of persons employed on the premises.

(b)

The Tenant shall not be liable to discharge the Landlord’s obligations as owner under the Building Act 2004 unless any particular obligation is the responsibility of the Tenant as an occupier of the premises.

(c)	The Tenant will promptly provide the Landlord with a copy of all requisitions and notices received from a competent authority under this subclause.

21.2

If the Landlord is obliged by any legislation or requirement of any competent authority to expend moneys during the term of this lease or any renewed term on any improvement addition or alteration to the property which is not the Tenant’s responsibility under subclause 21.1 and the expenditure would be an unreasonable amount then the Landlord may determine this lease. Any dispute as to whether or not the amount to be expended by the Landlord is unreasonable shall be determined by arbitration.

21.3

The Landlord warrants that allowing the premises to be open to members of the public and allowing the use of the premises by members of the public at the commencement date will not be a breach of section 363 of the Building Act 2004. This clause does not apply to any “building work” (as defined in the Building Ad 2004) relating to the fit-out of the premises by the Tenant.

21.4

The Tenant,, when undertaking any building work to the premises, shall comply with all statutory requirements including the obtaining of building consents and code compliance certificates and shall not allow the premises to be open to members of the public or allow use of the premises by members of the public if that would be in breach of section 363 of the Building Ad 2004.

21.5

During the term and any renewal, the Landlord shall not give consent to or cany out any building work in any part of the Landlord’s property which may cause the Tenant to be in bread) of section 363 of the Building Ad 2004 by allowing the premises to be open to members of the public and allowing the use of the premises by members of the public.

No Noxious Use

22.1	The Tenant shall not:

(a)

Bring upon or store within the premises nor allow to be brought upon or stored within the premises any machinery goods or things of an offensive noxious illegal dangerous nature, or of a weight size or shape as is likely to cause damage to the building or any surfaced area.

SIXTH EDITION 2012 (4)

(b)

Contaminate the property and shall undertake all works necessary to remove any contamination of the property other than contamination not caused by the Tenant or which took place prior, to the commencement date of the lease term. Contamination means any change to the physical chemical or biological condition of the property by a “contaminant” as that word is defined in the Resource Management Act 1991.

(c)	Use the premises or allow them to be used for any noisome noxious illegal or offensive trade or business.

(d)

Allow any ad or thing to be done which may be or grow to be a nuisance disturbance or annoyance to the Landlord, other tenants of the property, or any other persons arid generally the Tenant shall concluded the Tenant’s business upon the premises in a dean quiet and orderly manner free from damage nuisance disturbance or annoyance to any such persons but the carrying on by the Tenant in a reasonable manner of the business use or any use to which the Landlord has consented shall be deemed not to be a breach of this clause.

INSURANCE

Landlord shall insure

23.1

The Landlord shall at all times during the term keep and maintain insurance of the type shown and for the risks specified in the First Schedule. If insurance cover required under this subclause becomes unavailable during the term of this lease or any renewal other than because of the Landlord’s ad or omission, the Landlord will not be in breach while cover is unavailable, provided the Landlord uses all reasonable endeavors on an ongoing basis to obtain cover. The Landlord will advise the Tenant in writing whenever cover becomes unavailable and provide reasons as to the unavailability. The Landlord will also provide the Tenant with reasonable information relating to the cover when requested by the Tenant.

23.2

The parties acknowledge and agree pursuant to section 271 of the Property Law Ad 2007 that to the extent of any excess payable regarding any insurance policy held by the Landlord, the excess will represent an amount for which the Landlord has not insured, or has not fully insured the premises or the property against destruction or damage arising from the events that the section applies to. If the Landlord makes any claim against its insurance for any destruction or damage because of any ad or omission of the Tenant the Tenant will pay the Landlord the amount of the excess not exceeding the sum specified in the list of outgoings in the First Schedule Tenant not to void insurance

24.1	The Tenant shall not cany on or allow upon the premises any trade or occupation or allow to be done any ad or thing which:

(a)	Shall make void or voidable any policy of insurance on the property.

(b)

May render any increased or extra premium payable for any policy of insurance except where in circumstances in which any increased premium is payable the Tenant shall have first obtained the consent of the insurer of the premises and the Landlord and made payment to the insurer of the amount of any such increased or extra premium as may be payable but the carrying on by the Tenant in a reasonable manner of the business use or of any use to which the Landlord has consented shall be deemed not to be a breach of this clause.

24.2

In any case where in breach of subclause 24.1 the Tenant has rendered any insurance void or voidable and the Landlord has suffered loss or damage by that the Tenant shall at once compensate the Landlord in full for such loss or damage.

SIXTH EDITION 2012 (4)

When Tenant to have benefit of Landlord’s insurance

25.1

Where the property is destroyed or damaged by fire, flood, explosion, lightning, storm, earthquake, volcanic activity or any risk against which the Landlord is (or has covenanted with the Tenant to be) insured the Landlord will not require the Tenant to meet the cost of making good the destruction or damage to the property and will indemnify the Tenant against such cost where the Tenant is obligated to pay for making good such damage or destruction. The Landlord does not have to indemnify the Tenant and the Tenant will not be excused from liability under this subclause if and to the extent that:

(a)	The destruction or damage was intentionally caused by the Tenant or those for whom the Tenant is responsible; or

(b)	The destruction or damage was the result of an ad or omission by the Tenant or those for whom the Tenant is responsible and that ad or omission:

(1)	occurred on or about the property; and

(2)	constitutes an imprisonable offence; or

(c)

Any insurance moneys that would otherwise have been payable to the Landlord for the damage or distraction are rendered irrecoverable in consequence of any act or omission of the Tenant or those for whom the Tenant is responsible.

DAMAGE TO OR DESTRUCTION OF PREMISES

Total Destruction

26.1	If the premises or any portion of the building of which the premises may form part shall be destroyed or so damaged:

(a)	as to render the premises untenantable then the term shall at once terminate from the date of destruction or damage; or

(b)

in the reasonable opinion of the Landlord as to require demolition or reconstruction, then the Landlord may within 3 months of the date of damage give the Tenant 20 working days notice to terminate and a fair proportion of the rent and outgoings shall cease to be payable as from the date of damage.

Any termination pursuant to this subclause shall be without prejudice to the rights of either party against the other.

Partial Destruction

27.1	If the premises or any portion of the building of which the premises may form part shall be damaged but not so as to render the premises untenantable and:

(a)	the Landlord’s policy or policies of insurance shall not have been invalidated or payment of the policy moneys refused in consequence of some ad or default of the Tenant, and

(b)	all the necessary permits and consents are obtainable,

the Landlord shall with all reasonable speed expend all the insurance moneys received by the Landlord in respect of such damage towards repairing such damage or reinstating the premises or the building but the Landlord shall not be liable to expend any sum of money greater than the amount of the insurance money received.

SIXTH EDITION 2012 (4)

27.2

Any repair or reinstatement may be carried out by the Landlord using such materials and form of constructed and according to such plan as the Landlord thinks fit and shall be sufficient so long as it is reasonably adequate for the Tenant’s occupation and use of the premises.

27.3	Until the completion of the repairs or reinstatement a fair proportion of the rent told outgoings shall cease to be payable as from the date of damage.

27.4

If any necessary permit or consent shall not be obtainable or the insurance moneys received by the Landlord shall be inadequate for the repair or reinstatement then the term shall at once terminate but without prejudice to the rights of either party against the other.

No Access in Emergency

27.5

If there is an emergency and the Tenant is unable to gain access to the premises to fully concluded the Tenant’s business from the premises because of reasons of safety of the public or property or the need to prevent reduce or overcome any hazard, harm or loss that may be associated with the emergency including:

(a)	a prohibited or restricted access cordon applying to the premises; or

(b)

prohibition on the use of the premises pending the completion of structural engineering or other reports and appropriate certifications required by any competent authority that the premises are fitter use; or

(c)

restriction on occupation of the premises by any competent authority, then a fair proportion of the rent and outgoings shall cease to be payable for the period commencing on the date when the Tenant became unable to gain access to the premises to fully concluded the Tenant’s business from the premises until the inability ceases.

27.6

This subclause 27.6 applies where subclause 27.5 applies and the premises or building of which the premises form part are not totally or partially destroyed or damaged resulting in the lease being cancelled as provided for in subclauses 26.1 or 27.4. Either party may terminate this lease by giving 10 working days written notice to the other it

(a)	the Tenant is unable to gain access to the premises for the period specified in the First Schedule; or

(b)	the party that terminates this lease can at any time prior to termination establish with reasonable certainty that the Tenant is unable to gain access to the premises for that period.

Any termination shall be without prejudice to the rights of either party against the other.

DEFAULT

Cancellation

28.1

The Landlord may (in addition to the Landlord’s right to apply to the Court for an order for possession) and subjected to section 245(2) of the Property Law Ad 2007 cancel this lease by re-entering the premises at the time or at any time alter that:

SIXTH EDITION 2012 (4)

(a)

If the rent shall be in arrears 10 working days after any rent payment date and the Tenant has failed to remedy that breach within 10 working days after service on the Tenant of a notice in accordance with section 245 of the Property Law Ad 2007.

(b)

In case of breach by the Tenant of any covenant or agreement on the Tenant’s part expressed or implied in this lease (other than the covenant to pay rent) after the Tenant has failed to remedy that breach within the period specified in a notice served on the Tenant in accordance with section 246 of the Property Law Ad 2007.

(c)	If the Tenant shall make or enter into or endeavour to make or enter into any composition assignment or other arrangement with or for the benefit of the Tenant’s creditors.

(d)	In the event of the insolvency, bankruptcy, statutory management, voluntary administration, receivership or liquidation of the Tenant.

(e)	If the Tenant shall suffer execution to issue against the Tenant’s property goods or effects under any judgment against the Tenant in any Court for a sum in excess of five thousand dollars ($5,000).

The term shall terminate on the cancellation but without prejudice to the rights of either party against the other.

Essentiality of Payments

29.1

Failure to pay rent or other moneys payable under this lease on the due date shall be a breach going to the essence of the Tenant’s obligations under the lease. The Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages from the Tenant for such breach. This entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

29.2	The acceptance by the Landlord of arrears of rent or other moneys shall not constitute a waiver of the essentiality of the Tenant’s continuing obligation to pay rent and other moneys.

Repudiation

30.1

The Tenant shall compensate the Landlord and the Landlord shall be entitled to recover damages for any loss or damage suffered by reason of any acts or omissions of the Tenant constituting a repudiation of the lease or the Tenant’s obligations under the lease. Such entitlement shall subsist notwithstanding any determination of the lease and shall be in addition to any other right or remedy which the Landlord may have.

QUIET ENJOYMENT

30.2

The Tenant paying the rent and performing and observing all the covenants and agreements expressed and implied in this lease shall quietly hold and enjoy the premises throughout the term without any interruption by the Landlord or any person claiming under the Landlord.

RENEWAL OF LEASE

30.3

If the Tenant has given to the Landlord written notice to renew the lease at least 3 calendar months before the end of the term and is not at the date of the giving of the notice in breach of this lease then the Landlord will grant a new lease for a further term from the renewal date as follows:

(a)

If the renewal date is a market rent review date the annual rent shall be the current market rent which if not agreed on shall be determined in accordance with subclause 2.2 but the annual rent shall not be less than the rent payable for the 12 months immediately preceding the relevant rent review date.

SIXTH EDITION 2012 (4)

(b)	If the renewal date is a CPI rent review date, the annual lent shall be determined in accordance with subclause 2.5.

(c)

Subject to the provisions of paragraphs (a) and (b) the new lease shall be upon and subject to the covenants and agreements expressed and implied in this lease except that the term of this lease plus all further terms shall expire on or before the final expiry date.

(d)	The annual rent shall be subject to review during the term of the new lease on the rent review dates specified in the First Schedule.

(e)

The Landlord as a condition of granting a new lease shall be entitled to have the new lease guaranteed by any guarantor who has guaranteed this lease on behalf of the Tenant who has given notice or the security of a bank guarantee that has been given.

(f)	If the renewal date is a market rent review date pending the determination of the rent, the Tenant shall pay an interim rent in accordance with subclauses 2.3 and 2,4.7

(g)

Notwithstanding anything contained in subclause 32.1(f) the interim rent referred to in that subclause shall not be less than the annual rent payable as at the commencement date of the immediately preceding lease term.

(h)	The parties will not be released by the renewal of the lease from any liability for any breach under this lease.

ASSIGNMENT OR SUBLETTING

33.1

The Tenant shall not assign sublet or otherwise part with the possession of the premises, the carparks (if any) or any part of them without first obtaining the written consent of the Landlord which the Landlord shall not unreasonably withhold or delay if the following conditions are fulfilled:

(a)

The Tenant proves to the reasonable satisfaction of the Landlord that the proposed assignee or subtenant is (and in the case of a company that the shareholders of the proposed assignee or subtenant are) respectable responsible and has the financial resources to meet the Tenant’s commitments under this lease and in the case of the subtenant the subtenant’s commitments under the sublease. The Tenant shall give the Landlord any additional information reasonably required by the Landlord.

(b)	All rent and other moneys payable have been paid and there is not any subsisting breach of any of the Tenants covenants.

(c)	In the case of an assignment a deed of covenant in customary form approved or prepared by the Landlord is duly executed and delivered to the Landlord.

(d)

In the case of an assignment to a company (other than a company listed on the main board of a public stock exchange in New Zealand or Australia) either a deed of guarantee in customary form approved or prepared by the Landlord is duly executed by the principal shareholders of that company and delivered to the Landlord or a bank guarantee from a registered trading bank in New Zealand on reasonable terms approved by the Landlord as security for the performance by the company of its obligations under this lease is provided to the Landlord.

SIXTH EDITION 2012 (4)

(e)

The Tenant pays the Landlord’s reasonable costs and disbursements in respect of the approval and the preparation of any deed of covenant or guarantee and (if appropriate) all fees and charges payable in respect of any reasonable inquiries made by or on behalf of the Landlord concerning any proposed assignee subtenant or guarantor. All such costs shall be payable whether or not the assignment or subletting proceeds.

33.2

Where the Landlord consents to a subletting the consent shall extend only to the subletting and notwithstanding anything contained or implied in the sublease the consent shall not permit any subtenant to deal with the sublease in any way in which the Tenant is restrained from dealing without consent.

34.3

Where any Tenant is a company which is not listed on the main board of a public stock exchange in New Zealand or Australia, then any change in the legal or beneficial ownership of its shares or the shares of its shareholder or issue of new capital in the company or its shareholder where in any case there is a change in the effective management or control of the company will require the written consent of the Landlord which will not be unreasonably withheld or delayed.

UNIT TITLE PROVISIONS

34.1	Clause 34 applies where the property is part of a unit title development

Body Corporate

34.2	The expression ‘Body Corporate’ means the Body Corporate under the Unit Titles Act 2010 (in subclauses 34.2 to 34.7 “the Act”) in respect of the property.

Act and Rules Paramount

34.3	This lease shall be subject to the provisions of the roles of the Body Corporate and the provisions of the Act.

Insurance

34.4

Unless the Body Corporate has resolved that the Landlord is to insure the building the Landlord’s obligation to insure the building shall be satisfied by the Body Corporate maintaining the same insurance cover in accordance with the Act.

Landlord’s Obligations

34.5

The Landlord shall observe and perform all of the Landlord’s obligations as a member of the Body Corporate and shall use the Landlord’s best endeavours to ensure that the Body Corporate complies with its roles and the provisions of the Act.

Tenant’s Obligations

34.6	The Tenant shall comply with the roles of the Body Corporate and the provisions of the Act to the extent that they apply to the Tenants use of the property.

Consents

34.7

Where in this lease the consent of the Landlord is required in respect of any matter then the like consent of the Body Corporate shall also be required if the consent of the Body Corporate to the matter would be necessary under its rules or the Act.

SIXTH EDITION 2012 (4)

CARPARKS

35.1	The Tenant shall have the right to exclusive possession of the leased car parks, but when any car park is not being used by the Tenant other persons shall be entitled to pass over the same.

35.2	The Landlord may carry out repairs to the car parks and no abatement of rent or other compensation shall be claimed by the Tenant except pursuant to subclauses 26.1 or 27.3.

35.3

The Tenant shall comply with the Landlord’s reasonable requirements relating to the use of the car parks and access to them and in particular shall only use the car parks for the parking of one motor vehicle per parking space.

35.4	The provisions of the Second Schedule shall apply to the car parks as appropriate.

GENERAL

Holding Over

36.1

If the Landlord permits the Tenant to remain in occupation of the premises after the expiration or sooner determination of the term, the occupation shall be a periodic tenancy only terminable by at least 20 working days notice given at any time with the tenancy terminating on the expiry of the notice at the rent then payable and otherwise on the same covenants and agreements (so far as applicable to a periodic tenancy) as expressed or implied under this lease V 1

Access for Re-Letting or Sale

36.2	The Tenant will during the term permit the Landlord, the Landlord’s representatives and prospective tenants or purchasers to have access to inspect the premises provided that:

(a)	Any such inspection is at a time which is-reasonably convenient to the Tenant and after reasonable written notice.

(b)	The inspection is conducted in a manner which does not cause disruption to the Tenant.

(c)	If the Landlord or the Landlord’s representatives are not present the persons inspecting have written authority from the Landlord to do so.

Suitability

38.1

No warranty or representation expressed or implied has been or is made by the Landlord that the premises are now suitable or will remain suitable or adequate for use by the Tenant or that any use of the premises by the Tenant will comply with the by-laws or ordinances or other requirements of any authority having jurisdiction.

Affirmation

38.2	A party to this lease shall not be entitled to cancel this lease if, with full knowledge of any repudiation or misrepresentation or breach of covenant, that party affirmed this lease.

Waiver

38.3	No waiver or failure to act by either party in respect of any breach by the other shall operate as a waiver of another breach.

SIXTH EDITION 2012 (4)

Land Transfer Title or Mortgagee’s consent

38.4

The Landlord shall not be required to do any act or thing to enable this lease to be registered or be required to obtain the consent of any mortgagee of the property and the Tenant will not register a caveat in respect of the Tenant’s interest under this lease Notices

38.5	All notices must be in writing and must be served by one of the following means:

(a)	In the case of a notice under sections 245 or 246 of the Property Law Act 2007 in the manner prescribed by section 353 of that Act; and

(b)	In all other cases, unless otherwise required by sections 352 to 361 of the Property Law Act 2007:

(1)	in the manner authorised by sections 354 to 361 of the Property Law Act 2007, or

(2)	by personal delivery, or by posting by registered or ordinary mail, or by facsimile, or by email.

38.6	In respect of the means of service specified in subclause 42.1 (b)(2), a notice is deemed to have been served:

(a)	In the case of personal delivery, when received by the addressee.

(b)	In the case of posting by mail, on the second working day following the date of posting to the addressee’s last known address in New Zealand.

(c)	In the case of facsimile transmission, when sent to the addressee’s facsimile number.

(d)	In the case of email, when acknowledged by the addressee orally or by return email or otherwise in writing except that return emails generated automatically shall not constitute an acknowledgement.

38.7

In the case of a notice to be served on the Tenant, if the Landlord is unaware of the Tenant’s last known address in New Zealand or the Tenants facsimile number, any notice placed conspicuously on any part of the premises shall be deemed to have been served on the Tenant on the day on which it is affixed.

38.8	A notice shall be valid if given by any director, general manager, lawyer or other authorised representative of the party giving the notice.

38.9	Where two or more notices are deemed to have been served at the same time, they shall take effect in the order in which they would have been served but for subclause 47.1(p).

38.10	Any period of notice required to be given under this agreement shall be computed by excluding the date of service.

Arbitration

43.1	The parties shall first endeavour to resolve any dispute or difference by agreement and if they agree by mediation.

43.2

Unless any dispute or difference is resolved by mediation or other agreement within 30 days of the dispute or difference arising, the same shall be submitted to the arbitration of one arbitrator who shall conduct the arbitral proceedings in accordance with the Arbitration Act 1996 or any other statutory provision then relating to arbitration.

SIXTH EDITION 2012 (4)

43.3

If the parties are unable to agree on the arbitrator, an arbitrator shall be appointed, upon request of any party, by the president or vice president of the New Zealand Law Society. That appointment shall be binding on all parties to the arbitration and shall be subject to no appeal. The provisions of Article 11 of the First Schedule of the Arbitration Act 1996 are to be read subject to this and varied accordingly.

43.4

The procedures prescribed in this clause shall not prevent the Landlord from taking proceedings for the recovery of any rent or other monies payable under this lease which remain unpaid or from exercising the rights and remedies in the event of the default prescribed in subclause 28.1.

No Implied Terms

44.1

The covenants, conditions and powers implied in leases pursuant to the Property Law Act 2007 and sections 224 and 266(1)(b) of that Ad shall not apply to and are excluded from this lease where allowed.

Limitation of Liability

45.1	If any person enters into this lease as trustee of a trust

(a)	That person warrants that:

(1)	that person has power to enter into this lease under the terms of the trust; and

(2)	that person has property signed this lease in accordance with’ the terms of the trust; and

(3)	that person has the right to be indemnified from the assets of the trust and that right has not been lost or impaired by any action of that person including entry into this lease; arid

(4)	all of the persons who are trustees of the trust have approved entry into this lease.

(b)

If that person has no right to or interest in any assets of the trust except in that person’s capacity as a trustee of the trust, that person’s liability under this lease will not be personal and unlimited but Will be limited to the actual amount recoverable from the assets of the trust from time to time (‘the limited amount”). If the right of that person to be indemnified from the trust assets has been lost or impaired as a result of fraud or gross negligence that person’s liability will become personal but limited to the extent of that part of the limited amount which cannot be recovered from any other person.

45.2

Notwithstanding subclause 45.1, a party to this lease that is named in item 17 of the Rest Schedule as a limited liability trustee, that person’s liability will not be personal and unlimited but limited in accordance with subclause 45.1(b).

Counterparts

46.1

This lease may be executed in two or more counterparts, all of which will together be deemed to constitute one and the same lease. A party may enter into this lease by signing a counterpart copy and sending it to the other party, including by facsimile or email.

SIXTH EDITION 2012 (4)

DEFINITIONS AND INTERPRETATION

47.1	In this lease:

(a)

“building services” means all services provided by the Landlord as an integral part of the building for the general use and enjoyment of the building by its tenants or occupants including water, gas, electricity, lighting, air conditioning, heating and ventilation, telecommunications, lifts and escalators whether or not they are located within the premises.

(b)	“CPI” means the Consumer Price Index (All Groups) published by Statistics New Zealand or other government agency and any revised, replacement or substituted index.

(c)

“Default GST” means any additional GST, penalty (civil or otherwise), interest, or other sum imposed on the Landlord (or where the Landlord is or was a member of a GST group its representative member) under the GST Act or the Tax Administration Act 1994 by reason of non-payment of any GST payable in respect of the supply made under this lease but does not include any sum levied against the Landlord (or where the Landlord is or was a member of a GST group its representative member) by reason of a default or delay by the Landlord after payment of the GST to the Landlord by the Tenant.

(d)	“emergency” for the purposes of subclause 27.5 means a situation that:

(1)

is a result of any event, whether natural or otherwise, including an explosion, earthquake, eruption, tsunami, land movement, flood, storm, tornado, cyclone, serious fire, leakage or spillage of any dangerous gas or substance, infestation, plague, epidemic, failure of or disruption to an emergency service; and

(2)	causes or may cause loss of life or serious injury, illness or in any way seriously endangers the safety of the public or property; and

(3)	the event is not caused by any act or omission of the Landlord or Tenant.

(e)	‘GST means the Goods and Services Tax arising pursuant to the Goods and Services Tax Act 1985 and ‘GST Act* means the Goods and Services Tax Act 1985.

(f)	‘premises’ includes all the Landlord’s fixtures and fittings provided by the Landlord and those set out in the Fifth Schedule.

(g)	‘premises condition report” means the report as set out in the Sixth Schedule.

(h)	“renewal” means the granting of a new lease as provided for in subclause 32.1.

(i)	‘rules’ in clause 34 means the Body Corporate operational roles under toe Unit Titles Act 2010 and any amendments to those roles or replacement roles.

(j)	“structural repair” means a repair, alteration or addition to the structure or fabric of the building but excluding building services.

(k)	“term” includes, where the context requires, a further term if the lease is renewed.

(l)	“the common areas’ means those parts of the property the use of which is necessary for the enjoyment of the premises and which is shared with other tenants and occupiers.

SIXTH EDITION 2012 (4)

(m)	“the Landlord’ and “the Tenant* means where appropriate the executors, administrators, successors and permitted assigns of the Landlord and the Tenant.

(n)

the property* and “the building” mean the land, building(s) or improvements of the Landlord which comprise or contain the premises. Where the premises are part of a unit title development the words “the property* mean the land and building(s) comprised in the development.

(o)	“those for whom the Tenant is responsible” includes the Tenant’s agents employees contractors or invitees.

(p)

“working day* has the meaning given to it in the Property Law Act 2007. Notices served after 5pm on a working day, or on a day which is not a working day, shall be deemed to have been served on the next succeeding working day.

(q)

A reference in this lease to any law, legislation or legislative provision includes any statutory modification, amendment or reenactment, and any subordinate legislation or regulations issued under that legislation or legislative provision.

(r)	A reference to the words “include* or “including” are to be interpreted without limitation.

(s)	If any inserted term (including any Further Term in the Third Schedule) conflicts with the covenants in the First, Second and Fourth Schedules, the inserted term will prevail.

(t)	Whenever words appear in this lease that also appear in the First Schedule then those words shall mean and include the details supplied after them in the First Schedule.

(u)	Where the context requires or admits, words importing the singular shall import the plural and vice versa.

(v)	Where the Landlord’s consent or approval to any matter is required under this lease then, unless expressly stated to the contrary in this lease, in each case the Landlord:

(1)	must not unreasonably withhold consent or approval and

(2)	must, within a reasonable time of the Landlord’s consent Or approval being requested:

(i)	grant that consent or approval;

(ii)	notify the Tenant in writing that the consent or approval is withheld.

SIXTH EDITION 2012 (4)

THIRD SCHEDULE

FURTHER TERMS (if any)

*See	attached

SIXTH EDITION 2012 (4)

DEED OF LEASE

SCHEUDLE 3 - FURTHER TERMS

48.	Incentive

48.1

The Landlord agrees to an incentive in the form of three (3) months and two (2) weeks’ net rent free to be taken as a rental holiday. Four (4) weeks’ rent are to be deducted from the last annual payment for the first three (3) years with two (2) weeks’ rental being deducted upon year four (4). For the sake of clarification all operating expenses are payable during this period.

49.	Bank Guarantee

49.1

The Tenant will provide a bank guarantee from a NZ trading bank on reasonable terms approved by the Landlord for an amount equivalent to Nine (9) months’ annual rent plus operating expenses plus GST as security for the due and punctual observance performance by the Tenant of the Tenant’s obligations under this lease on a rolling basis such that as rent is increased pursuant to the rent review clause the Tenant shall provide a replacement guarantee for the then current annual rent plus operating expenses plus GST within fourteen (14) days of the determination of the annual rent for the relevant rent review date.

49.2

Upon any assignment of the lease the Tenant shall procure as a (inter alia) condition of the Landlord’s consent that the assignee Tenant provide the Landlord with a replacement bank guarantee on similar terms. Provision of such a replacement bank guarantee shall not relieve the Tenant of its liability as a principal obligee under the terms of the lease.

49.3	The bank guarantee shall be returned by the Landlord to the Tenant after the later of the following conditions:-

(a)	a permitted assignment and provision of a replacement bank guarantee in accordance with this clause;

(b)	final expiry or early termination of this lease or expiry of any holding over period;

(c)	the compliance by the Tenant of all its obligations under this lease.

49.4

The Parties acknowledge that the Landlord has approved the form of the bank guarantee, in the form attached, such approval by the Landlord is given subject to the provisions of clause 49.1 and the entitlement of the Landlord to require a replacement guarantee at its discretion on market and subsequent reviews as set out in clause 53 of these further terms and in the event operating expenses increase during the first six years of the terms of this Lease.

50.	Mezzanine Removal

50.1	The Landlord, at its own costs, agrees to remove the wooden floor mezzanine that is supported by racking.

51.	Early Access

51.1	The Landlord grants the Tenant early access for the purpose of commencing works in the vacant office space. Early access will only be granted:

(a)	after the current tenant has vacated the premises;

SIXTH EDITION 2012 (4)

(b)	the Tenant has signed a Deed of Lease and delivered it to the Landlord in accordance with clause 4 of this Agreement; and

(c)	the Tenant has delivered to the Landlord the Bank Guarantee required to be delivered pursuant to clause 49 of these Further Terms; and

(d)	the Tenant has delivered to the Landlord the policy of insurance evidencing cover for public liability in the amount required by this Agreement.

51.2

Subject to compliance with requirements of clause 51.1 (b) to (d), and to the extent that the existing tenant permits the Landlord will grant the Tenant early access to areas that the existing tenant is not using.

52.	Annual Rent Review Dates - Continuation of Clause 2 of the Deed of Lease

The following clauses shall be added:

2.7

The annual rent shall be reviewed in the manner referred to in clause 2.8 annually on each anniversary of the Commencement Date of this Lease during the term of this Lease and any renewed term (Annual Rent Review Date).

2.8

On each Annual Rent Review Date the annual rent shall increase by an amount equal to the annual rent payable for the twelve (12) months immediately preceding the Annual Rent Review Date increased by a fixed percentage of 2.5% of the then current annual rent in the manner set out in the table below.

Year 1	$1,205,055.00
Year 2	$1,235,181.30
Year 3	$1,266,060.80
Year 4	$1,297,712.30
Year 5	$1,330,155.10
Year 6	$1,363,408.90
Renewal Date	Higher of market or Year 6 current annual rental + 2.5% of the then current annual rent
Years 7
-10	In the manner calculated above

2.9

Notwithstanding any other clause in this Agreement or the Deed of Lease the annual rent payable as from the renewal date shall not be less than the annual rent payable for the 12 months immediately preceding the relevant rent review date. Clauses 2.1(d), 2.3 and 32.1(a) and any other provision of the Deed of Lease shall be amended accordingly.

2.10	When a Rent Review Date is both a Market Rent Review Date and Annual Rent Review Date the Annual Rent shall be the higher of two Annual Rent Determinations.

53. Public Liability Cover

53.1	The Tenant shall arrange public liability cover for not less than $10,000,000.00.

SIXTH EDITION 2012 (4)

BANKER’S CERTIFICATE

By:	ASB BANK LIMITED

To:	Kawatiri Properties Limited and its successors and assigns (“Lessor”)

For: Rocket Lab Limited (“Lessee”)

1.

ASB Bank Limited (“Bank”) asks the Lessor to accept this undertaking in connection with an agreement to lease dated 27 October 2017 and any lease arising therefrom between the Lessor and Lessee for the premises at 25 Levene Place, Mt Wellington, Auckland (“Lease”).

2.

In consideration of the Lessor accepting this undertaking, the Bank undertakes unconditionally and irrevocably to pay the Lessor on written demand from time to time any sum or sums not exceeding the maximum aggregate amount applicable during the lease period as listed in the following table

3.

Lease Period	Maximum Aggregate Amount
Year 1 (1/5/18-30/4/19)	NZ$1,182,666.90 (incl GST)
Year 2 (1/5/19-30/4/20)	NZ$1,208,651,69 (incl GST)
Year 3 (1/5/20-30/4/21	NZ$1,235,285.27 (incl GST)
Year 4 (175/21-30/4/22)	NZ$1,262,584.68 (incl GST
Year 5 (1/5/22-30/4/23)	NZ$1,290,566.59 (incl GST)
Year 6 (1/5/23-30/4/24)	NZ$ 1,319,248.00 (Incl GST)

(the relevant Maximum Aggregate Amount at any time being the “Aggregate Amount”). For the avoidance of doubt, the Aggregate Amount shall not at any time exceed NZ$ 1,319,248.00 (incl GST).

Such demand must be in writing signed by an authorised officer of the Lessor and made by the Lessor and delivered or sent to:

ASB Bank Limited, Lending Operations, P O Box 35, Shortland Street, Auckland, 1140

4.

The Bank will pay the Aggregate Amount or any parts of it to the Lessor on demand without reference to the Lessee and even if the Lessee has given the Bank notice not to pay the money, provided the Lessor confirms in writing to the Bank at the time of making such demand that the Lessee is in default under the Lease and the amount demanded is to remedy such default.

5.	Any alterations to the Lease or any extensions of time or any other forbearance by the Lessor or Lessee will not impair or discharge the Bank’s liability under this undertaking.

6.	This undertaking remains in force until the earliest of the following events occurs:

(a)	the Lessor notifies the Bank in writing that the undertaking is no longer required (which the Lessor undertakes to do on the expiration of the Lease without default); or

(b)	the Bank has paid the Aggregate Amount or the balance outstanding to the Lessor; or

(c)	such earlier date as may be agreed in writing by the Bank and the Lessor.

7.

Notwithstanding anything stated in this undertaking, the Bank reserves the right to pay the aggregate amount of this undertaking, less any amounts that may already have been paid, or such lesser sum as may be required and specified by the lessor, at any time in full and final discharge of its liability.

SIXTH EDITION 2012 (4)

8.	This undertaking shall be governed by and construed in accordance with the laws of New Zealand and shall be subject to the jurisdiction of the Courts of New Zealand.

DATED at Auckland this	22nd day of January 2018

SIGNED by ASB Bank Limited by its Authorised Officers	/s/ Phillip Graeme Harris
PHILLIP GRAEME HARRIS of Auckland, New Zealand Legal Executive, Lending Operations ASB Bank Limited

in the presence of	/s/ Jack Thomas Kiss
Jack Thomas Kiss Auckland, New Zealand Head of Lending Operations ASB Bank Limited

/s/ Margaret Hastings
Margaret Hastings Bank Officer, Auckland

On cancellation of this Certificate please return it to ASB Bank Limited, Lending Operations,

PO Box 35, Short/and Street, Auckland 1140, New Zealand.

SIXTH EDITION 2012 (4)

FIFTH SCHEDULE

LANDLORD’S FIXTURES AND FITTINGS

(Subclause 47.1(f))

**	See attached

SIXTH EDITION 2012 (4)

Kawatiri Properties Limited

Schedule of Furniture and Fittings

As at 31st March 2017

31/03/2017
Furniture and Fittings
Interior Carpentry and Linings
Timber Doors
Stainless Steel Wall Claddings
Steel Framed Burrow Light
Glazed Partitions
Suspended Ceilings
Sliding Folding Doors
Door Furniture & Hardware
Joinery Fittings
Kitchen Joinery
Fire Alarms
Mirrors
Floor Tiling
Floor Coverings (Vinyl)
Air Conditioning Systems
Carpet
Roller Doors
Lifts
Light Fittings
Roller Door Motors
Partitions (Demountable)
Plumbing & Electrical Reticulation
Water Heaters
Total Furniture & Fittings

Furniture & Fittings – 2008
Air Conditioning Systems
Carpet
Fire Alarms
Floor Coverings (Vinyl)
Glazed Partitions
Joinery Fittings
Jointing Floor Slab
Light Fittings
Partitions (Demountable)
Plumbing & Electrical Reticulation
Stainless Steel Wall Cladding
Suspended Ceilings

SIXTH EDITION 2012 (4)

SIXTH SCHEDULE

PREMISES CONDITION REPORT

(Subclause 8.1)

SIXTH EDITION 2012 (4)

Dated

Between
Kawatiri Properties Limited (company number 654236)

Landlord

and
Rocket Lab Limited (company number 1835428)

Tenant

and

Guarantor

DEED OF LEASE

General address of the premises:

All that land and buildings contained in Certificate of Title 264885 (North Auckland Registry’), being Lot 4 Deposited Plan 365252 and known as 25 Levene Place, Mt Wellington, Auckland